             TELECOMMUNICATION FACILITY INTERCONNECTION AGREEMENT
             ----------------------------------------------------

     PURSUANT TO THIS TELECOMMUNICATION FACILITY INTERCONNECTION AGREEMENT ("Agreement") for wireline interconnection, GTE California Inc. (GTEC), with its address for purposes of this Agreement at One GTE Place, Thousand Oaks, California, and Pac-West Telecomm Inc. (Pac-West) with its address for the purposes of this Agreement at 4210 Coronado Avenue, Stockton, California (collectively, "the Parties") will extend certain arrangements to one another within each LATA in which they both operate within the State of California, as described and according to the terms, conditions, and pricing specified hereunder. The Parties enter into this Agreement without prejudice to any positions they have taken previously, or may take in the future in any legislative, regulatory, or other forum.

This Agreement shall at all times be subject to such changes or modifications by the California Public Utilities Commission (CPUC or Commission) or Federal Communication Commission as either may, from time to time, direct the exercise of its jurisdiction. If any such modifications renders the Agreement inoperable or creates any ambiguity or requirement for further amendment to the Agreement, the Parties will negotiate in good faith to agree upon any necessary amendments to the Agreement.

                                   ARTICLE 1
                                   RECITALS

     WHEREAS, The Telecommunications Act of 1996, signed into law February 8, 1996, --(Pub.L. NO.104-104), gives to the Commission and to the Federal Communications Commission the authority to promulgate rules and regulations in accordance therewith; and

     WHEREAS, Pac-West and GTE intend to act in accordance with the requirements, duties and obligations and rights contained in the Telecommunications Act of 1996 and with any rules and regulations promulgated thereunder, and

     WHEREAS, GTE and Pac-West desire to enter into arrangements for interconnectivity between their respective common carrier networks, for the purposes of terminating traffic on each other's network; and


     WHEREAS, in the service of inter-operability, the Parties should be able to efficiently exchange traffic and signaling at well-defined and standardized points of mutually agreed interconnection;

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. "GTEC" and Pac-West hereby covenant and agree as follows:

                                   ARTICLE 2
                                  DEFINITIONS

2.01 "Automatic Number Identification" or " ANI" is a signaling parameter which refers to the number transmitted through the network identifying the billing number of the calling party.

2.02 "Calling Party Number" or CPN is a Common Channel Signaling parameter which refers to the number transmitted through the network identifying the calling party.

2.03 "Centum Call Seconds (CCS) is a traffic measurement wherein a scan interval of 100 seconds is used to record usage.

2.04 "End Office Switches" which are Class 5 switches from which end user Exchange Services are directly connected and offered.

2.05 "Tandem Office Switches" are Class 4 switches which are used to connect and switch trunks between and among other network Switches. One Switch may be employed as combination End Office/Tandem Office switches (combination Class 5/Class 4).

2.06      "Commission" or "CPUC" means the California Public Utilities
          Commission.

2.07 "Common Channel Signaling" or "CCS" denotes a method of digitally transmitting call set-up and network control data over a special network fully separate from the public switched network that carries the actual call.

2.08 "Cross Connection" means an intra-wire center channel connecting the parties' separate pieces of telecommunications equipment.

2.09      "DS1" is a digital signal rate of 1.544 Mbps.

2.10      "DS3" is a digital signal rate of 44.736 Mbps.

2.11 "Electronic File Transfer" refers to any system/process which utilizes an electronic format and protocol to send/receive data files.

2.12 "Exchange Message Record" or "EMR" is the standard used for the exchange of telecommunications message information among Local Exchange Carriers for billable, non-billable, sample, settlement and study data. EMR format is contained in BR-010-200-010-CRIS Exchange

          Message Record, a Bellcore document which defines industry standards for exchange message records.

2.13 "Exchange Service" means a service offered to end users which provides the end user with a telephonic connection to, and a unique local telephone number address on, the public switched telecommunications network, and which enables such end user to generally place calls to, or receive calls from, all other stations on the public switched telecommunications network. Exchange services includes, but not limited to basic residence and business line service PBX-trunk, CentraNet(sm) line service and ISDN line services. Exchange Service does not include Private Line, Toll, Switched and Special Access Services.

2.14 "Interconnection" denotes the physical interconnection of transmission facilities used by parties to operate their respective communication networks. Unless expressly agreed to otherwise, the facilities will be fiber transmission facilities. The architecture in interconnection may include several methods, including, but not limited to: virtual expanded interconnection service (EIS) as provided in GTEC's CPUC Tariff Schedule C-1, Section 17, mid-span meet, tarriffed special access services, and transmission capacity furnished by third parties.

2.15 "Interexchange Carrier" or "IXC" means a provider of stand-alone interLATA telecommunications services.

2.16 "ISDN" means Integrated Services digital network which is a switched network service providing end-to-end digital connectivity for the simultaneous transmission of voice and data. ISDN is provisioned end-to-end pursuant to TR-444.

2.17 "Local Exchange Traffic" means Zone Usage Measurement ("ZUM") Zone 1, Zone 2, Zone 3 and Extended Area Service Calls.

2.18      "Local Exchange Carrier" or "LEC" and "Competitive Local Exchange
           Carrier" or "CLC" shall have the meanings as set forth in Commission rules for Local Competition, D. 95-07-054, App. A., Sections 3.A and B, respectively.

2.19 "MECAB" refers to the Multiple Exchange Carrier Access Billing ("MECAB") document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee ("CLC") of the Alliance for
          Telecommunication Industry Solutions ("ATIS"). The

          MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an access service provided by two or more LECs, or by one LEC in two or more states within a single LATA.

2.20 "MECOD" refers to the Multiple Exchange Carriers Ordering and Design ("MECOD") Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of the Ordering and Billing forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee ("CLC") of the alliance for Telecommunications Industry solutions ("ATIS"). The MECOD document published by Bellcore as Special Report SR STS-002643, established methods for processing orders for access service which is to be provided by two or more LECs.

2.21 "Meet-Point-Billing" or "MPB" refers to an arrangement whereby GTE and Pac-West jointly provide facilities between a GTE tandem switch and an PAC-West end office switch (or vise versa) in order to provide switched access service to one or more interexchange carriers. MPB establishes the procedures to bill the interexchange carriers for the jointly provided switched access.

2.22 "Mid-Span Fiber Meet" is an interconnection architecture whereby two carriers mutually agree to jointly plan and engineer their facility meet-point at a designated manhole or junction location by means of a fiber splice transmission facility.

2.23 "NANP" means the "North America Numbering Plan", the system of telephone numbering employed in the United States, Canada and the Caribbean countries which employ NPA 809.

2.24 "Numbering Plan area" or "NPA" is also sometimes referred to as an area code. This is the three digit indicator which is defined by the "A", "B", and "C" digits of each 10-digit telephone number within the North American Numbering Plan ("NANP"). Each NPA contains 800 possible NXX Codes. There are two general categories of NPA, "Geographic NPA" and Non-Geographic NPAs". A "Geographic NPA" is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A "Non-Geographic NPA", also known as a "Service Access Code" or SAC Code" is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA area; 800,900,700, and 888 are examples of Non-Geographic NPAs.

2.25 "NXX", "NXX Code", "Central Office Code" or "CO Code" is the three digit switch entity indicator which is defined by the "D", "E", and "F" digit of a 10-digit telephone number within the North America Numbering Plan ("NANP"). Each NXX Code contains 10,000 station numbers. Historically entire NXX code blocks have been assigned to specific individual local exchange end office switches.

2.26 "Percent of Local Usage" (PLU) is a calculation which represents the ratio of local minutes to the sum of local and intralata toll minutes between exchange carriers sent over Local Interconnection Trunks. Directory Assistance, BLV/BLVI, 900, 967 transiting calls from other exchange carriers or wireless carriers and switched access calls are not included in the calculation of PLU.

2.27 "Point of Interconnection (POI)" denotes the physical equipment interface that establishes the technical interface, the test point and the point of operational responsibility hand-off between GTE and the CLC for the Local Interconnection of their networks. The splice point at a mid-span fiber meet is not a POI.

2.28 "Rate Center" means a specific geographic point associated with a specific geographic area, and the NPA-NXX(s) that service that area, for the provision of local exchange service. The rate center point is identified by V and H coordinates. It is used to classify end user traffic as toll or local and to calculate mileage for distance sensitive end user rates based on the originating and terminating rate centers.

2.29 "Routing Point" means a location which a LEC or CLC has designated on its own network as the homing (routing) point for traffic inbound to Exchange Services provided by the LEC or CLC which bear a certain NPA-NXX designation. The Routing Point is employed to calculate mileage measurements for the distance sensitive transport element charges of Switched Access Services. The Routing Point need not be the same as the Rating Point, nor must it be located within the rate center area, but must be in the same LATA as the NPA-NXX.

2.30           "Referral Service" means a process in which calls are

================================================================================
Pac-West                 Pac-West               POI              GTE Access
  Switches                Routing Point                             Tandem
--------------------------------------------------------------------------------
LSANCARC9KD              LSANCARC9KD         SNMNCAXP            SNMNCAXP43T
--------------------------------------------------------------------------------
LSANCARC0KD              LSANCARC0KD         SNMNCAXP            LNBHCAXP45T
--------------------------------------------------------------------------------
LSANCARCAKD              LSANCARCAKD         LSANCAXP            THOKCAXF81T
--------------------------------------------------------------------------------
LSANCARCBKD              LSANCARCBKD         SNMNCAXP            ONTRCAXP80T
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SNBBCAMC0KD              SNBBCAMC0KD         SNBBCAXF            SNBBCAXF83T
--------------------------------------------------------------------------------
PLSPCAXG1KD              PLSPCAXG1KD         PLSPCAXG            PLSPCAXG88T
================================================================================

3.03      Connection at All GTE Tandems Within Each LATA:

               Pac-West will connect with each and every GTE access tandem in the LATA(s) in which it originates traffic and interconnects with GTE.

3.04 Single POI Model, for each GTE access tandem where Pac-West and GTE interconnect for the exchange of local and intraLATA toll and meet point Switched Access traffic, Pac-West and GTE agree that there will be a single POI located within GTE's franchise territory within the serving area for that particular access tandem.

3.05 Notwithstanding Section 3.03, above, GTE shall not permit direct connections (optical patch panel) or cross-connections (DSX) between any Virtual EIS arrangement at the same wire center location. However, this Agreement does not preclude Pac-West from acquiring from GTE special access service to connect a Virtual EIS arrangement for the purpose of establishing a POI at a distant GTE wire center or to connect between Virtual EIS arrangements in different wire centers.

3.06 The Parties will use best efforts to install meet point and local interconnection trunks, including expedited in-service requests. In no case however, will the installation interval exceed 35 days, unless agreed to by the ordering Party.

3.07 All final trunk groups between the Parties carrying meet-point traffic will be engineered to a P.005 grade of service. All other final trunk groups between the Parties will be engineered to a P.01 grade of service.

================================================================================
Pac-West                 Pac-West              POI               GTE Access
  Switches               Routing Point                            Tandem
--------------------------------------------------------------------------------
LSANCARC9KD              LSANCARC9KD         SNMNCAXP            SNMNCAXP43T
--------------------------------------------------------------------------------
LSANCARC0KD              LSANCARC0KD         SNMNCAXP            LNBHCAXP45T
--------------------------------------------------------------------------------
LSANCARCAKD              LSANCARCAKD         LSANCAXP            THOKCAXF81T
--------------------------------------------------------------------------------
LSANCARCBKD              LSANCARCBKD         SNMNCAXP            ONTRCAXP80T
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SNBBCAMC0KD              SNBBCAMC0KD         SNBBCAXF            SNBBCAXF83T
--------------------------------------------------------------------------------
PLSPCAXG1KD              PLSPCAXG1KD         PLSPCAXG            PLSPCAXG88T
================================================================================

3.03      Connection at All GTE Tandems Within Each LATA:

               Pac-West will connect with each and every GTE access tandem in the LATA(s) in which it originates traffic and interconnects with GTE.

3.04 Single POI Model, for each GTE access tandem where Pac-West and GTE interconnect for the exchange of local and intraLATA toll and meet point Switched Access traffic, Pac-West and GTE agree that there will be a single POI located within GTE's franchise territory within the serving area for that particular access tandem.

3.05 Notwithstanding Section 3.03, above, GTE shall not permit direct connections (optical patch panel) or cross-connections (DSX) between any Virtual EIS arrangement at the same wire center location. However this Agreement does not preclude Pac-West from acquiring from GTE special access service to connect a Virtual EIS arrangement for the purpose of establishing a POI at a distant GTE wire center or to connect between Virtual EIS arrangements in different wire centers.

3.06 The Parties will use best efforts to install meet point and local interconnection trunks, including expedited in-service requests. In no case however, will the installation interval exceed 35 days, unless agreed to by the ordering Party.

3.07 All final trunk groups between the Parties carrying meet-point traffic will be engineered to a P.005 grade of service. All other final trunk groups between the Parties will be engineered to a P.01 grade of service.

=========================================================
Pac-West       Pac-West               POI    GTE Access
  Switches     Routing Point                  Tandem
---------------------------------------------------------
LSANCARC9KD    LSANCARC9KD         SNMNCAXP  SNMNCAXP43T
---------------------------------------------------------
LSANCARC0KD    LSANCARC0KD         SNMNCAXP  LNBHCAXP45T
---------------------------------------------------------
LSANCARCAKD    LSANCARCAKD         LSANCAXP  THOKCAXF8IT
---------------------------------------------------------
LSANCARCBKD    LSANCARCBKD         SNMNCAXP  ONTRCAXP80T
---------------------------------------------------------

---------------------------------------------------------
SNBBCAMC0KDD   SNBBCAMC0KD         SNBBCAXF  SNBBCAXF83T
---------------------------------------------------------
PLSPCAXGIKD    PLSPCAXGIKD         PLSPCAXG  PLSPCAXG88T
---------------------------------------------------------


3.03      Connection all All GTE Tandems Within Each LATA:

               Pac-West will connect with each and every GTE access tandem in the LATA's in which it originates traffic and interconnects with GTE.

3.04 Single POI Model, for each GTE access tandem where Pac-West and GTE interconnect for the exchange of local and intraLATA toll and meet point Switched Access traffic, Pac-West and GTE agree that there will be a single POI located within GTE's franchise territory within the serving area for that particular access tandem.

3.05 Notwithstanding Section 3.03, above, GTE shall not permit direct connections (optical patch panel) or cross-connections (DSX) between any Virtual EIS arrangement at the same wire center location. However this Agreement does not preclude Pac-West from acquiring from GTE special access service to connect a Virtual EIS arrangement for the purpose of establishing a POI at a distant GTE wire center or to connect between Virtual EIS arrangements in different wire centers.

3.06 The Parties will use best efforts to install meet point and local interconnection trunks, including expedited in-service requests. In no case however, will the installation interval exceed 35 days, unless agreed to by the ordering Party.

3.07 All final trunk groups between the Parties carrying meet-point traffic will be engineered to a P.005 grade of service. All other final trunk groups between the Parties will be engineered to a P.01 grade of service.

                                  ARTICLE 4
                    NUMBER RESOURCES AND NUMBER PORTABILITY

4.01 Nothing in this Agreement shall be construed to, in any manner, limit or otherwise adversely impact Pac-West's right to employ or to request and be assigned any North American Number Plan (NANP) number resources including, but not limited to central office (NXX) codes pursuant to the Central Office Code Assignment Guidelines. Any request for numbering resources by Pac-West shall be made directly to the NANP Number Plan Administrator. GTE shall not be responsible for the requesting or the assignment of number resources to Pac-West. Pac-West shall not request number resources to be assigned to any GTE switching entity.

4.02 If Pac-West establishes Rate Centers other than those maintained by GTE, the parties will work in good faith to plan and execute the necessary network and routing modifications to accommodate new Rate Centers established by Pac-West.

4.03 Pac-West shall use reasonable efforts to designate at least one POI in GTE's exchange area for all NPA-NXX's associated with GTE's rate centers. Pac West shall designate at least one location within a Rate Center as a Routing Point for its NPA-NXX's.

4.04 The Parties will comply with code administration requirements as prescribed by the Federal Communications Commission, the CPUC, and accepted industry guidelines.

4.05 It shall be the responsibility of each Party to program and update its own switches and network systems pursuant to the Local Exchange Routing Guide (LERG) guidelines to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities.

4.06 Each Party shall provide the other Party with Service Provider Number Portability (SPNP) for the purpose of allowing end user customers to change service-providing Parties without changing their telephone number. GTE shall provide its SPNP to Pac-West at the rates and under the terms and conditions set forth in its tariff. Pac-West shall provide SPNP to GTE at rates and under the terms and conditions set forth in its tariff.

                                   ARTICLE 5
                              MEET POINT BILLING

5.01 Meet-Point Billing (MPB) arrangements shall be established between the Parties to enable Pac-West to provide, at its option, Switched Access Services interexchange carriers via a GTE access tandem in accordance with the Meet-Point billing guideline adopted by and contained in the Ordering and Billing Forum's MECAB and MECOD documents. In the case ???? Switched Access Services provided through a GTE tandem, GTE will not route traffic to or from an interexchange carrier until an order is received from the interexchange carrier for completion of such traffic. In no event will GTE be required to route access traffic through more than one tandem for connection to/from an interexchange carrier except cases in which Pac-West connects to a secondary tandem at the request of GTE due to a capacity ???? constraint in a GTE tandem as described in 5.02 ???? such cases, GTE will switch traffic to/from Pac-West and an IXC through the required number of tandems to complete a call. GTE will rate its portion ???? call as if the Pac-West meet point was located ???? the tandem where the capacity constraint exists Pac-West shall have sole responsibility to ensure that any interexchange carrier will accept traffic Pac-West directs to the interexchange carrier.

5.02 Except in instances of capacity limitations, GTE ???? permit and enable Pac-West to identify the GTE access tandem closest to the Pac-West Routing Point associated with the NPA-NXX as the home tandem ???? which Switched Access Services are interchanged ???? the Parties. In instances of capacity limitation designated access tandem switch, Pac-West shall ???? allowed to identify an adjacent GTE access tandem GTE ???? provision additional capacity. Pac-West will not incur any higher charges or degradation of ???? if it accepts service in a secondary tandem due ???? capacity constrain ts.

5.03 Pursuant to Section 5.02 above, Pac-West shall provide written notice to GTE identifying the a???? access tandem. Within ten (10) business days of receiving Pac-West notice, GTE shall provide a written notice back to Pac-West confirming its selection or stating why the access tandem is not appropriate and proposing an alternate.

5.04 Common Channel Signaling (CCS) shall be utilized in conjunction with meet-point billing arrangement ???? extent such signaling is resident in the GTE access tandem switch.

5.05 Pac-West and GTE will use their best reasonable efforts, individually and collectively, to maintain provisions in their respective federal and state access tariffs, and/or provisions within the National Exchange Carrier Association ("NECA") Tariff No. 4, or any successor tariff, sufficient to reflect this meet-point billing arrangement, including meet-point billing percentages.

5.06 As detailed in the MECAB document, Pac-West and GTE will in a timely fashion exchange all information necessary to accurately, reliably and promptly bill interexchange carriers for Switched Access Services traffic jointly handled by Pac-West and GTE via the meet-point arrangement. Information shall be exchanged in Electronic Message Record (EMR) format on magnetic tape or via a mutually acceptable electronic file transfer protocol.

5.07 GTE and Pac-West shall employ the thirty (30) day cycle interval billing period for meet-point billing, and shall provide each other, at no charge and once a month (unless the Parties otherwise mutually agree, the switched access detailed usage data. GTE will provide Pac-West with the switched access detailed usage data within ten (10) days of the end of the calendar month billing period. Pac-West will provide to GTE the switched access summary usage data within forty-five (45) days of receipt from GTE of the switched access detailed usage data.

5.08 Billing to interexchange carriers (including any future interexchange entities operated by GTE or its affiliates) for the Switched Access Services jointly provided by GTE and Pac-West via the meet-point billing arrangement shall be according to the multiple-bill/multiple-tariff/1/ method. However, upon mutual agreement, the Parties will enter into single bill arrangements. Switched Access charges to third parties shall be calculated utilizing the rates specified in GTE and Pac-West's respective federal and state access tariffs, in conjunction with the appropriate meet-point bill percentages specified for each meet-point arrangement either in those tariffs, in the NECA No. 4 tariff or any functional successor to the NECA No. 4 tariff.

5.09           MPB will apply to all traffic bearing the 800, 888 or

___________________

     /1/NECA lists multiple bill/multiple tariff as multiple bill/single tariff any other non-geographic NPA which may be likewise ???? designated for such traffic in the future, where t???? responsible party is an IXC. In those situations w???? the responsible party for such traffic is other th???? GTE full switched access rates will be charged to ???? responsible LEC or CLC.

5.10 Neither party will charge the other for meet point ???? billing trunks or the underlying facilities. Pac???? West and GTE shall use their best efforts to negot???? the terms and conditions for meet-point billing including but not limited to the Meet Point Billing???? options, bill period, and exchange of usage and bi???? data, and to sign such an agreement in a timely manner after the effective date of this Agreement.

5.11 There are certain types of calls that require excha???? of billing records between the Parties. These type???? calls include: Toll Free Service Calls, 900 calls, ???? Feature Group B and D Switched Access calls to and ???? IXCs, and intrastate alternate billed calls (e.g., ???? calling card, bill-to-third, and collect). The exchange of billing records for calls of this type ???? be distributed through the existing CMDS processes. ???? the parties will negotiate and execute a separate agreement within 30 days from the effective date of this Agreement, for the settlement of revenues associated with the calls described above.

                                   ARTICLE 6
                           INTERCONNECTION TRUNKING

6.01 The Parties shall reciprocally terminate local exch???? traffic and intraLATA toll calls, and meet-point switched access originating on each others' network ???? follows:

          A. Interconnection will be provided via two-way ???? trunks. Separate two-way trunks will be establi???? to exchange:

               1. Local and IntaLATA toll two-way trunks bet???? GTE and Pac-West.

               2. Meet-Point trunking for Switched Access tra???? between GTE as an access tandem provider an ???? West as a CLC.

               3. Feature Group D (FGD) access trunking betwe???? GTE as a LEC and Pac-West as an IXC. Pac????

                  West at its option, may terminate local c???? intraLATA toll traffic over FGD access tr???? with compensation subject to the terms and conditions of GTE's Schedule Cal. P.U.C. ???? Switched Access tariff.

          B. Tandem switching may be used for trunking be ???? GTE and Pac-West provided that:

               1. GTE will switch calls that terminate on a ???? subtending
                  GTE end office.

               2. The Parties will jointly develop and agree???? Joint
                  Interconnection Grooming Plan presc???? standards to ensure that traffic exchanged ???? jointly provided trunk groups experiences consistent P.01 or better grade of service ???? other appropriate, relevant industry-accep???? quality, reliability and availability stan???? Such plan shall also include mutually agre???? upon standards for the configuration of ???? segregated trunk groups. In addition, the ???? shall also include standards and procedure ???? notification of trunk disconnections and ???? discoveries of trunk disconnections; neither Party shall be expected to maintain active status for trunk disconnected by the other for an extended or indefinite period of ti???? The Parties will use their best collective ???? faith efforts to complete and agree on such within 90 days following the execution of ???? Agreement.

6.02 Intercompany forecast information must be currently provided by the Parties to each other twice a year. The Semi-annual forecasts shall include:

          A. Yearly forecasted CCS and trunk quantities for a minimum of five (5) years;

          B.   The Common Language Location Identifiers (CLLI ???? and

          C. A description of major network projects antici???? for the following six (6) months. Based on available information in providing such descri???? the Parties agree to work in good faith.


6.03 If differences in semi-annual forecasts of the Parties vary by more than twenty-four (24) trunks, Parties shall meet to attempt to reconcile the for???? to within twenty-four (24) trunks. If the Parties, ????

          after escalation to an executive level, are unabl???? reach such reconcilation, either party may invoke default option of one-way trunking on the affected route.

          A. If a trunk group is under seventy-five percent (75%) of CCS capacity on a monthly average ba???? for each month of any six
               (6) month period, e???? Party may issue an order to resize the trunk ???? which shall be left with not less than twenty-five percent (25%) excess capacity.

          B. Each Party shall provide a specified point of contact for planning forecasting and servicing purposes.

6.04 Orders to add, change, or disconnect trunks shall ???? processed by the use by the use of an Access Service Request (ASR) or any order process determining the industry.

          A. Related orders requiring coordination shall be submitted at the same time.

          B. Prior to ordering trunk groups, the initiating Party will contact the other Party and exchange study data, and also review and negotiate the forecasted requirements. Orders for two-way ???? groups will not be processed until such action ???? taken and ordered quantities are agreed to. In the event however, will the forecast negotiation process exceed 20 business days.

          C. By mutual consent, either party may order one-way trunk groups to satisfy particular network nee????

          D. Trunk orders shall include at a minimum the following information:


               1.   Correct CLLI codes

               2.   CLCI-MSG identifiers;

               3. If SS7 signaling is required, Pac-West's SS ???? point code must be included;

               4. Orders to augment or disconnect trunk groups shall include the GTE two-six code, which identifies the particular signaling, routing digits; and

               5.   Software translations and routing
                         information (e.g., feature group
                         signaling, routing digits; and

                    6.   Correctly populated fields denoting NC/NCI codes.

               E. An order for two-way trunking may be converted to an order for one-way trunking at the option of either Party if:

                    1. No agreement can be reached between the Parties within the standards set forth in this Agreement, including but not limited to the standards for network design or the capacity or grade of service required.

                    2.   The order is received without compliance with Section
                         6.04 A.& B.

               F. The Parties agree that the ASR or other forms used for ordering must be complete for the order to be processed. Trunk orders shall include at a minimum the following information:

                         1.   Correct CLLI codes;

                         2.   CLCI-MSG identifiers;

                         3. If SS7 signaling is required, Pac-West SS7 point code must be included;

6.05 Two-way trunk groups shall be jointly managed by GTE and Pac-West. One way trunk groups are under exclusive control of the trunk group originator.

6.06 The Parties will work cooperatively to develop trouble resolution procedures, including procedures between the parties respective network control centers. If either Party receives a call from the subscriber of the other Party, the employees of the Party receiving the call will not make any damaging or disparaging remarks about the other Party whatsoever, and will refer the call to the other party. If the receiving Party receiving the call cannot determine to which Party the call should be referred, or does not have the appropriate telephone number, the receiving party will suggest that the caller refer to an invoice to find the appropriate telephone number.

                                   ARTICLE 7
                              DATA BASE SERVICES

7.01 Pac-West may order E-911 Interconnection trunks, and GTE shall provide the service to Pac-West as authorized and at the approved tariffed rates as specified in GTE tariff Schedule Cal P.U.C. No. K6.

7.02 When an end user changes service from GTE to Pac-West, or from Pac-West to GTE and does not retain its original telephone number, the party formerly providing service to the end user will provide a referral service on the abandoned telephone number. The Parties shall provide these arrangements reciprocally. For residential customers, referral will be provided for thirty (30) days. For business customers, referral will be provided for the life of their current directory listing.

                                   ARTICLE 8
                                 COMPENSATION

8.01 As Ordered in CPUC D. 95-12-056, traffic volumes on jointly provided two-way trunk groups shall be measured by both Parties. On a quarterly basis, the Parties shall submit to each other the amount of local traffic which is terminating on the other Party's network. Compensation for traffic other than the local usage will be determined based on the Percentage of Local Usage (PLU). Unless otherwise required by CPUC order or bill processing requirements, the reporting interval for PLU should be the same as reporting intervals for PIU (Percentage of Interstate Usage) as authorized for access purposes. Compensation shall be paid for IntraLATA toll calls, toll free (i.e., 800/888) directory assistance, busy line verification, emergency interrupt. Compensation shall be paid using each Party's CPUC approved tariffs and as specified below for local call termination. Data used to determine compensation is subject to verification by the other Party.

               1. The following compensation rates shall apply for traffic carried from Pac-West to GTE:

                    a. Applicable to all local (Zone 1, Zone 2 and Zone 3 Usage Measurement ("ZUM"), Extended Area Service based on Switched Access rates from Schedule Cal P.U.C.
                         No. C-1.

                            - Tandem switched transport - facility Per mile/min

                            - Mileage is calculated based on airline miles
                              between the Vertical and Horizontal ("V&H") coordinates of the POI and the GTE end office.

                            - Fixed transport Termination - Two terminations per
                              minute of use (MOU)

                            - Tandem switching - per MOU

                            - End Office Switching

                         b. Toll Rate: Applicable to intraLATA toll calls,
                            based on intrastate Switched Access rates.

                            - Tandem switched transport - facility Per mile/min

                            - Mileage is calculated based on airline miles
                              between the Vertical and Horizontal ("V&H") coordinates of the POI and the GTE end office.

                            - Fixed transport Termination - Two terminations per
                              minute of use (MOU)

                            - Tandem switching - per MOU

                            - Network Interconnection Charge - per MOU

                            - End Office Switching

                            - Information Surcharge

               The applicable rates for the above elements can be found in GTE's Schedule Cal. P.U.C. No. C-1.

                         c. Transit Rate: When Pac-West uses a GTE access tandem
                            to originate a call to a third party LEC, another CLC, a wireless service provider or another Pac-West end office, Pac-West shall compensate GTE at the rate of $.0015 per minute. If GTE enters into an interconnection agreement with another CLC that provides for a transit rate lower that the rate set forth in GTE's tariff, that transit rate will be substituted for the rate set in this paragraph upon the effective date of that agreement. If Pac-West receives a call through a GTE access tandem that originates from another

          CLC, LEC, or wireless provider, Pac-West will not charge GTE any rate elements for this call, regardless of whether the call is local or toll. Pac-West will establish appropriate billing relationships directly with the other CLC, LEC or wireless provider. Pac-West will not route calls through GTE's access tandems to any other CLC, LEC or wireless provider with which GTE has not entered into an interconnection agreement (including but not limited to, Type 1, Type 2A and Type 2B interconnection agreements entered into pursuant to D. 95-12-056) that has been filed with and approved by the CPUC. If such calls are nonetheless so routed, GTE will not complete such calls.

2. The following compensation rates shall apply for traffic carried from GTE to Pac-West:

     a. Applicable to all local (Zone 1, Zone 2 and Zone 3 Usage Measurement ("ZUM"), Extended Area Service.

               - Set-up (per call) .01434
               - MOU .003

     b.   Toll Rate:  Applicable to intraLATA toll
                      calls,

               - Set-up (per call)
               -   MOU

     The applicable rates for the above elements can be found in Pac-West tariff Cal PUC 2-T

     c. Transit rate: GTE shall pay a transit rate equal to the rate set in Paragraph 8.02.1.c. when GTE uses a Pac-West switch to originate a call to a third party LEC, another CLC, a wireless service provider or another access tandem.

3.   Compensation for Local Interconnection Facilities
     -------------------------------------------------

     The local interconnection facilities connecting the Pac-West routing points to the POI mutually agreed upon by both parties as set forth on the table in Paragraph 3.02 above will be established by Pac West. The cost of these facilities will be paid for solely by Pac-West.

                                   ARTICLE 9
                     TERM AND TERMINATION OF THE AGREEMENT

9.01 This Agreement shall become effective upon the most recent date of signature of the Parties (the "Effective Date").

9.02 The initial term of this Agreement shall be one year from the Effective Date. This Agreement, at all times shall be subject to such changes or modifications by the Commission as the Commission may, from time to time, require in the exercise of its jurisdiction. If any such modification renders the Agreement inoperable or creates any ambiguity or requirement for future amendment to the Agreement, the Parties will negotiate in good faith to agree upon any necessary amendments to the Agreement.

               Either Party may terminate this Agreement at the end of the initial term or at any time thereafter following 60 days' prior written notice; provided that, the other party at any time during such 60 day period, may request negotiation of a new interconnection agreement, in which case interconnection shall continue between the Parties in full accordance with all of the terms of this Agreement pending execution of a replacement interconnection agreement within 125 days from the date the agreement terminates. If parties are unable to come to agreement within 125 days, both parties agree to seek resolution from the CPUC.

9.03 Notwithstanding anything to the contrary contained herein, a Party may terminate this Agreement to a specific exchange area of such Party in the event that such Party sells or otherwise transfers the exchange area or does not provide service in the exchange area. provided that, the transferee of such exchange area must first, as condition precedent to such transfer, agree, for the express benefit of the non-transferring Party, to continue to interconnect with the non-transferring Party in full accordance with terms of this Agreement pending execution of a replacement interconnection agreement between the transferee and the non-transferring Party. Notwithstanding termination of this Agreement to a specific exchange area, this Agreement shall remain in full force and effective in remaining exchange areas until the Termination Date.

                                  ARTICLE 10
                        RESPONSIBILITIES OF THE PARTIES

10.01 Pac-West and GTE agree to exchange such reports and/or to facilitate the proper billing of traffic. Either Party may request an audit of such usage reports on no fewer than 10 business days' written notice and any audit shall be accomplished during normal business hours at the office of the Party being audited. Such audit must be performed by mutually agree-to independent auditor paid for by the Party requesting the audit. Such audits shall be requested within six months of having received the PLU factor and usage reports from the other party.

10.02 Pac-West and GTE will review engineering requirements on a annual basis and establish forecasts for trunk and facilities utilization provided under this Agreement. New trunk groups will be implemented as dictated by engineering requirements for either GTE or Pac-West.

10.03 Pac-West and GTE shall share responsibility for all Control Office functions for local interconnection trunks and trunk groups and both Parties shall share the overall coordination, installation, and maintenance responsibilities for these trunks and trunk groups

10.04 Pac-West and GTE shall share responsibility for all Control Office functions for the meet point trunking arrangement trunks and trunk groups, and shall be responsible for the overall coordination, installation, and maintenance responsibilities for these trunks and trunk groups.

10.05          Pac-West and GTE shall:

               1. Provide trained personnel with adequate and compatible test equipment to work with each other's technicians.

               2. Notify each other when there is any change affecting the service requested including the due date.

               3. Coordinate and schedule testing activities of their own personnel, and other as applicable, to ensure its interconnections trunk/trunk groups are installed per the interconnection order, meet agreed-upon acceptance test requirements, and are placed in service by the due date.

               4. Perform sectionalization to determine if a trouble is located in its facility or its portion of the interconnection trunks prior to referring the trouble to each other.

               5. Advise each other if there is an equipment failure which may affect the interconnection trunks

               6. Provide each other with a trouble reporting number that is readily accessible and available 24 hour/7 days a week.

               7. Provide each other test line numbers and access to the test lines.

                                  ARTICLE 11
                            CONFIDENTIAL INFORMATION

11.01 All information, including but not limited to specifications, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (1) furnished by one Party to the other Party dealing with customer specific, facility specific, or usage specific information, other than customer information communicated for the purpose of publication of directory database inclusion, or (ii) in written, graphic electromagnetic, or other tangible forum and marked at the time of deliver as "Confidential" or "Proprietary", or (iii) by written notice give to the receiving Party within ten (10) days after delivery, to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the disclosing Party.

               Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the receiving Party may retain one copy for archival purposes.

11.02 The obligation of confidentiality and use with respect to Confidential Information disclosed by one Party to the other Party shall survive any termination of this Agreement for a period of three (3) years from the date of initial disclosure of the Confidential Information.

11.03 Each Party shall use the same degree of care to protect the originating Party's Confidential information from disclosure that it uses to protect its own confidential information. The receiving Party shall only disclose the Confidential information of the originating Party to those employees, contractors, or agents of the receiving Party who have a need for it in order to provide telecommunication services and facilities in accordance with the terms of this Agreement and shall only use the information in connection with providing such services.

11.04 If either Party is served with legal process or receives from a regulatory agency, a request to disclose confidential or proprietary information belonging to the originating Party, that Party shall immediately notify the originating Party prior to disclosing such information and will cooperate with it to maintain the confidentiality of the information until there has been either a legal ruling on the originating Party's objections to such disclosure or the originating Party has reached an agreement with the requesting party regarding the terms and conditions of disclosure. Each Party agrees not to disclose Confidential or Proprietary Information of the other Party to any third Party, except as noted above, without written consent of the originating Party.

                                   ARTICLE 12
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

12.01 Each Party agrees to release indemnify, defend and hold harmless the other Party from all losses, claims, demands, damages, expenses, suits or other actions, or any liability whatsoever, including but not limited to, cost and attorney's fees, whether suffered, made, instituted or asserted by any other party or person for invasion of privacy, personal injury to, or death of, any person or persons, or for losses damages or destruction of property, whether or not owned by others, proximately caused by the indemnifying Party's negligence or willful misconduct, regardless of the form of action.

12.02     DISCLAIMER.  EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS
          -----------
          AGREEMENT, NEITHER PARTY MAKES REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES PROVIDED UNDER THIS AGREEMENT. THE PROVIDING PARTIES DISCLAIM, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

12.03 A willful breach of this Agreement which means an intentional act or an intentional failure to act, actual or constructive knowledge of the consequences thereof, and a conscious failure to act to avert such consequences. Except in the case of willful breach of this Agreement that either prevents the interchange of traffic in the manner contemplated by this Agreement, or prevents a Party from properly billing for interchanged traffic each Party providing services shall have its liability, whether in contract, tort or otherwise, limited to direct damages, which shall not exceed the pro rata portion of the charges for services provided pursuant to this Agreement for the period during which the services are inoperative, not to exceed in total the providing Party's monthly charges for services provided. Except in the case of a willful breach of this Agreement, Under no circumstance shall providing Party be responsible or liable for indirect, incidental or consequential damages, including, but not limited to, damages arising from the use or performance of equipment, software or the loss of use of equipment or software or accessories attached thereto, delay, error or loss of data. In connection with this limitation of liability, the Parties recognize that the providing Party may, from time to time, provide advice, make recommendations or supply other analysis related to the equipment or services described in this Agreement and while the providing Party shall use diligent efforts in this regard, receiving Party acknowledges and agrees that this limitation of liability shall apply to provision of such advice, recommendation and analysis.

                                  ARTICLE 13
                              DISPUTE RESOLUTION

          The Parties agree that in the event of a default or violation hereunder, or for any dispute arising under this Agreement or related agreements, the Parties may have in connection with this Agreement, the Parties shall first confer to discuss in good faith the dispute and seek resolution prior to taking any action before any court or regulator, or before authorizing any public statement about or authorizing disclosure of the nature of the dispute to any third party. Such conference shall occur at least at the Vice President level for each Party. In the case of GTE, its Vice President, or equivalent officer, shall participate in the meet and confer meeting, and Pac West Vice President, or equivalent officer, shall participate. Thereafter, for any matter that either Party wishes to bring before the CPUC for resolution, the Parties will employ the Dispute Resolution procedures set forth in pp. 36-39 of the Order, recognizing that the Parties have already escalated the dispute to the executive level as provided in the Dispute Resolution procedures.

                                  ARTICLE 14
                                    DEFAULT

If either Party believes the other is in breach of the agreement or otherwise in violation of law, it shall first give sixty (60) days' notice of such breach or violation and an opportunity for allegedly defaulting Party to cure. Thereafter, the Parties shall employ the Dispute Resolution procedures set forth at pp. 36-39 of the Order.

                                  ARTICLE 15
                                 FORCE MAJEURE

In the event performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of acts of God, war, revolution, civil commotion, acts of the public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, unavailability of equipment or software from vendors, changes made at the request of one Party to the other Party or any other circumstance beyond reasonable control of the Party affected, the Party affected upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay restriction or interference has ceased; provided, however, that the Party so affected shall use diligent efforts to avoid or remove such cause of nonperformance and both Parties shall proceed whenever such causes or removed or cease.

                                  ARTICLE 16
                                  AMENDMENTS

Any amendment, modification or supplement to this Agreement must be in writing and signed by an authorized representative of each Party. The term "this Agreement" shall include all future amendments, modifications and supplements.

                                  ARTICLE 17
                               ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the Parties pertaining the subject matter of this Agreement and supersedes any and all prior agreements of any kind whether oral or written.

                                  ARTICLE 18
                                 GOVERNING LAW

               This Agreement shall be governed by the construed in accordance with the laws of the State of California.

                             ARTICLE 19
                               NOTICES

               Any notice to a Party required or permitted under this Agreement shall be given in writing and shall be deemed given on the date of service if notice is served personally, or on the following business day when served through electronic mail or facsimile, or on the date received if notice is served through certified or registered mail, or on the date receipt is acknowledged in writing by the receiving Party if served through regular mail. Business days are Monday's through Fridays, excepting those days which are holidays of either or both GTE and Pac-West. Notice shall be given as follows:

               To             Ms. Jenny M. Wong
                              GTE California Incorporated
                              One GTE Place
                              Thousand Oaks, CA
                              Mailcode CA500GC
                              EMail:
                              Facsimile:(805)372-7321

               Copy to:       Susan D. Rossi
                              GTE California Incorporated
                              One GTE Place
                              Thousand Oaks, CA
                              Mailcode Ca500LB
                              Facsimile: 805-373-7515

               To             PAC-WEST TELECOMM, Inc.
                              John K. La Rue
                              4210 Coronado Avenue
                              Stockton, CA 95204

                             ARTICLE 20
                             ASSIGNMENT

               Any assignment by either Party of any right, obligation or duty, in whole or in part, or of any interest, without the express written consent of the other Party, shall be void, except that either Party may assign all of its rights, obligations and duties to any legal entity that is a subsidiary or affiliate of that Party without consent but with required written modification of this Agreement. The effectiveness of assignment shall be conditioned upon the assignee's assumption of the rights, obligations and duties of the assigning

Party.

                                  ARTICLE 21
                                 CONSTRUCTION

This Agreement shall not be construed for or against either Party because such party prepared or caused its legal representative to prepare this Agreement or any portion thereof.

                                  ARTICLE 22
                       PUBLICITY AND USE OF TRADE NAMES

Any news release, public announcement, advertising or any other form of publicity pertaining to this Agreement or the services provided under and as a result of this Agreement shall be subject to prior written approval of both GTE and Pac-West. Furthermore, notwithstanding the foregoing sentence, nothing in this Agreement shall be deemed to grant, suggest or imply any authority for one Party to use the name, trademark(s), service marks or trade names of the other Party for any purpose whatsoever.

                                  ARTICLE 23
                      INDEPENDENT CONTRACTOR RELATIONSHIP

Persons provided by each Party in the performance of this Agreement shall be solely that Party's employees and shall be under the sole and exclusive direction and control of that Party. They shall not be considered employees of the other Party for any purpose. Each Party shall remain an independent contractor with respect to the other Party and shall be responsible for compliance with all laws, rules and regulations involving but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each Party shall also be responsible for the payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees such as Social Security, unemployment worker's compensation, disability insurance and federal and state withholding. Each Party shall indemnify the other Party for any loss, damage, liability, claim, demand or penalty that may be sustained by reason of its failure to comply with this provision.

                                  ARTICLE 24
                             USE OF SUBCONTRACTORS

Either Party may enter into subcontracts with third parties or affiliates for the performance of that Party's obligations or duties under this Agreement.

          IN WITNESS WHEREOF, each Party has executed this Agreement to be effective as of the most recent date set forth below by the signature of its duly authorized representative.


For: GTE California Incorporated        For: PAC-WEST Telecomm Inc.

By /s/ Timothy J. McCallion             By: /s/ John K. LaRue
  ----------------------------------       ------------------------------------

Name: Timothy J. McCallion              Name: John K. LaRue
     -------------------------------         ----------------------------------

       Regulatory & Governmental
Title: Affairs Vice President-West      Title: President
      ------------------------------          ---------------------------------

Date: June 21, 1996                     Date: June 19, 1996
     -------------------------------         ----------------------------------
          parties or affiliates for the performance of that Party's obligations or duties under this Agreement.

                                  ARTICLE 25
                           SIGNATURE OF THE PARTIES

          IN WITNESS WHEREOF, each Party has executed this Agreement to be effective as of the most recent date set forth below by the signature of its duly authorized representative.


For: GTE California Incorporated        For: PAC-WEST Telecomm Inc.

By__________________________________    By: ___________________________________

Name:_______________________________    Name:__________________________________

Title:______________________________    Title:_________________________________

Date:_______________________________    Date:__________________________________


     FORM APPROVED
     [SIGNATURE ILLEGIBLE]
     ----------------------------------
     Attorney

     Date  6-20-96
         ------------------------------

                                      26